       UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

SOCIAL CUBE INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

5670 Wilshire Boulevard, Suite 760 Los Angeles, CA 90036
(Address of principal executive offices)

(323) 933-3500

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

 Item 3.01. Notice of Delisting

On June 3, 2013, the board of directors of Social Cube Inc. (the “Company”) decided to delist the Company’s common stock from the OTC and deregister from the reporting requirements of the Securities Exchange Act of 1934, as amended. A copy of the press release, dated June 7, 2013, issued by the Company to announce the delisting is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

99.1 Social Cube Inc. Press Release dated June 7, 2013.

Social Cube Inc.
By: /s/ Jonathan Lee, Chief Financial Officer
Dated: June 7, 2013